Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-33999 and No. 333-148096 on Form S-8 of Tyco International Ltd of our report dated June   , 2011, appearing in this Annual Report on Form 11-K of the Tyco International Retirement Savings and Investment Plan (formerly Tyco International Retirement Savings and Investment Plan III) for the year ended December 31, 2010.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
June 9, 2011